                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

 ===============================================================================

                                   INDENTURE



                                    Between



                               RYDER TRS, INC.,



                                      AND



                             THE BANK OF NEW YORK



                         Dated as of November 25, 1996


 ===============================================================================

                      CROSS-REFERENCE TABLE


  TIA                                                    Indenture
Section                                                   Section
-------                                                   -------

310(a)(1)           ......................                  7.10
   (a)(2)           ......................                  7.10
   (a)(3)           ......................                  N.A.
   (a)(4)           ......................                  N.A.
   (a)(5)           ......................                  7.10
   (b)              ......................                  7.08; 7.10
   (c)              ......................                  N.A.
311(a)              ......................                  7.11
   (b)              ......................                  7.11
   (c)              ......................                  N.A.
312(a)              ......................                  2.05
   (b)              ......................                  11.03
   (c)              ......................                  11.03
313(a)              ......................                  7.06
   (b)(1)           ......................                  N.A.
   (b)(2)           ......................                  7.06
   (c)              ......................                  11.02
   (d)              ......................                  7.06
314(a)              ......................                  4.02; 4.09
                                                            11.02
   (b)              ......................                  N.A.
   (c)(1)           ......................                  11.04
   (c)(2)           ......................                  11.04
   (c)(3)           ......................                  N.A.
   (d)              ......................                  N.A.
   (e)              ......................                  11.05
   (f)              ......................                  4.09
315(a)              ......................                  7.01
   (b)              ......................                  7.05; 11.02
   (c)              ......................                  7.01
   (d)              ......................                  7.01
   (e)              ......................                  6.11
316(a)(last
sentence)           ......................                  11.06
   (a)(1)(A)        ......................                  6.05
   (a)(2)(B)        ......................                  6.04
   (a)(2)           ......................                  N.A.
   (b)              ......................                  6.07
317(a)(1)           ......................                  6.08
   (a)(2)           ......................                  6.09
   (b)              ......................                  2.04
318(a)              ......................                  11.01
                           N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS


                                                                           Page
                                                                           ----

                                   ARTICLE 1

                   Definitions and Incorporation by Reference
                   ------------------------------------------
SECTION 1.01.        Definitions ..............................             1
SECTION 1.02.        Other Definitions ........................            27
SECTION 1.03.        Incorporation by Reference of Trust
                       Indenture Act ..........................            27
SECTION 1.04.        Rules of Construction ....................            28

                                   ARTICLE 2

                                 The Securities
                                 --------------
SECTION 2.01.        Form and Dating ..........................            29
SECTION 2.02.        Execution and Authentication .............            31
SECTION 2.03.        Registrar and Paying Agent ...............            32
SECTION 2.04.        Paying Agent to Hold Money in Trust ......            33
SECTION 2.05.        Securityholder Lists .....................            33
SECTION 2.06.        Transfer and Exchange ....................            33
SECTION 2.07.        Replacement Securities ...................            42
SECTION 2.08.        Outstanding Securities ...................            42
SECTION 2.09.        Temporary Securities .....................            43
SECTION 2.10.        Cancellation .............................            43
SECTION 2.11.        Defaulted Interest .......................            43
SECTION 2.12.        CUSIP Numbers ............................            44

                                   ARTICLE 3

                                   Redemption
                                   ----------
SECTION 3.01.        Notices to Trustee .......................            44
SECTION 3.02.        Selection of Securities
                       To Be Redeemed .........................            44
SECTION 3.03.        Notice of Redemption .....................            45
SECTION 3.04.        Effect of Notice of Redemption ...........            46
SECTION 3.05.        Deposit of Redemption Price ..............            46
SECTION 3.06.        Securities Redeemed in Part ..............            46
SECTION 3.07.        Optional Redemption ......................            46

                                                        Table of Contents, Pg. 3

                                   ARTICLE 4

                                   Covenants
                                   ---------

SECTION 4.01.        Payment of Securities ....................            47
SECTION 4.02.        SEC Reports ..............................            48
SECTION 4.03.        Limitation on Indebtedness ...............            48
SECTION 4.04.        Limitation on Restricted Payments ........            51
SECTION 4.05.        Limitation on Restrictions on
                       Distributions from Subsidiaries ........            54
SECTION 4.06.        Limitation on Sales of Assets and
                       Subsidiary Stock .......................            55
SECTION 4.07.        Limitation on Transactions with
                       Affiliates .............................            59
SECTION 4.08.        Change of Control ........................            60
SECTION 4.09.        Compliance Certificates; Notice of
                       Default.................................            62
SECTION 4.10.        Further Instruments and Acts .............            62
SECTION 4.11.        Limitation on Liens ......................            62
SECTION 4.12.        Future Note Guarantors ...................            63
SECTION 4.13.        Limitation on Lines of Business ..........            63
SECTION 4.14.        Limitation on the Sale or Issuance of
                       Capital Stock of Restricted
                       Subsidiaries ...........................            63


                                   ARTICLE 5

                               Successor Company
                               -----------------
SECTION 5.01.        When Company May Merge or Transfer
                       Assets .................................            64

                                   ARTICLE 6

                             Defaults and Remedies
                             ---------------------
SECTION 6.01.        Events of Default ........................            65
SECTION 6.02.        Acceleration .............................            67
SECTION 6.03.        Other Remedies ...........................            68
SECTION 6.04.        Waiver of Past Defaults ..................            68
SECTION 6.05.        Control by Majority ......................            69
SECTION 6.06.        Limitation on Suits ......................            69
SECTION 6.07.        Rights of Holders to
                       Receive Payment ........................            69

                                                        Table of Contents, Pg. 4

SECTION 6.08.        Collection Suit by Trustee ...............            70
SECTION 6.09.        Trustee May File Proofs of Claim .........            70
SECTION 6.10.        Priorities ...............................            70
SECTION 6.11.        Undertaking for Costs ....................            71
SECTION 6.12.        Waiver of Stay or Extension Laws .........            71

                                   ARTICLE 7

                                    Trustee
                                    -------
SECTION 7.01.        Duties of Trustee ........................            71
SECTION 7.02.        Rights of Trustee ........................            73
SECTION 7.03.        Individual Rights of Trustee .............            74
SECTION 7.04.        Trustee's Disclaimer .....................            74
SECTION 7.05.        Notice of Defaults .......................            75
SECTION 7.06.        Reports by Trustee to Holders ............            75
SECTION 7.07.        Compensation and Indemnity ...............            75
SECTION 7.08.        Replacement of Trustee ...................            76
SECTION 7.09.        Successor Trustee by Merger ..............            77
SECTION 7.10.        Eligibility; Disqualification ............            78
SECTION 7.11.        Preferential Collection of
                       Claims Against Company..................            78


                                   ARTICLE 8

                       Discharge of Indenture; Defeasance
                       ----------------------------------
SECTION 8.01.        Discharge of Liability on Securities;
                       Defeasance .............................            78
SECTION 8.02.        Conditions to Defeasance .................            80
SECTION 8.03.        Application of Trust Money ...............            81
SECTION 8.04.        Repayment to Company .....................            81
SECTION 8.05.        Indemnity for Government
                       Obligations ............................            81
SECTION 8.06.        Reinstatement ............................            82

                                   ARTICLE 9

                                   Amendments
                                   ----------
SECTION 9.01.       Without Consent of Holders ................            82
SECTION 9.02.       With Consent of Holders ...................            83
SECTION 9.03.       Compliance with Trust Indenture Act .......            84
SECTION 9.04.       Revocation and Effect of Consents and

                                                        Table of Contents, Pg. 5

                      Waivers .................................            84
SECTION 9.05.       Notation on or Exchange
                      of Securities ...........................            85
SECTION 9.06.       Trustee to Sign Amendments ................            85
SECTION 9.07.       Payment for Consent .......................            85
                                   ARTICLE 10

                                 Subordination
                                 -------------
SECTION 10.01.      Agreement to Subordinate ..................            86
SECTION 10.02.      Liquidation, Dissolution, Bankruptcy ......            86
SECTION 10.03.      Default on Senior Indebtedness ............            86
SECTION 10.04.      Acceleration of Payment of Securities .....            88
SECTION 10.05.      When Distribution Must Be Paid Over .......            88
SECTION 10.06.      Subrogation ...............................            88
SECTION 10.07.      Relative Rights ...........................            88
SECTION 10.08.      Subordination May Not Be Impaired by
                      Company .................................            89
SECTION 10.09.      Rights of Trustee and Paying Agent ........            89
SECTION 10.10.      Distribution or Notice to Representative ..            89
SECTION 10.11.      Article 10 Not To Prevent Events
                      of Default or Limit
                      Right To Accelerate .....................            89
SECTION 10.12.      Trust Moneys Not Subordinated .............            90
SECTION 10.13.      Trustee Entitled to Rely ..................            90
SECTION 10.14.      Trustee to Effectuate Subordination .......            91
SECTION 10.15.      Trustee Not Fiduciary for Holders of
                      Senior Indebtedness .....................            91
SECTION 10.16.      Reliance by Holders of Senior
                      Indebtedness on Subordination
                      Provisions ..............................            91
SECTION 10.17.      Trustee's Compensation Not Prejudiced .....            92
SECTION 10.18.      Termination of Subordination Provisions ...            92

                                   ARTICLE 11

                                 Miscellaneous
                                 -------------
SECTION 11.01.      Trust Indenture Act Controls ..............            91
SECTION 11.02.      Notices ...................................            92
SECTION 11.03.      Communication by Holders with Other
                      Holders .................................            92
SECTION 11.04.      Certificate of Opinion as to Conditions
                      Precedent ...............................            93

                                                        Table of Contents, Pg. 6

SECTION 11.05.      Statements Required in Certificate or
                      Opinion .................................            93
SECTION 11.06.      When Securities Disregarded ...............            93
SECTION 11.07.      Rules by Trustee, Paying Agent and
                      Registrar ...............................            94
SECTION 11.08.      Legal Holidays ............................            94
SECTION 11.09.      Governing Law .............................            94
SECTION 11.10.      No Recourse Against Others ................            94
SECTION 11.11.      Successors ................................            94
SECTION 11.12.      Multiple Originals ........................            95
SECTION 11.13.      Table of Contents; Headings ...............            95



EXHIBIT A           Form of Initial Security
EXHIBIT B           Form of Exchange Security
EXHIBIT C           Transferee Letter of Representation
EXHIBIT D           Form of Note Guarantee

              INDENTURE dated as of November 25, 1996, between Ryder TRS, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation (the "Trustee").



     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 10% Senior Subordinated Notes due 2006 (the "Initial Securities") and, when and if issued as provided in the Exchange and Registration Rights Agreement of even date herewith, the Company's 10% Senior Subordinated Notes Series A due 2006 (the "Exchange Securities", and together with the Initial Securities, the "Securities").



                                   ARTICLE 1



                  Definitions and Incorporation by Reference
                  ------------------------------------------



     SECTION 1.01.  Definitions.
                    ------------

     "Acquisition" means the acquisition by the Company and its assignee, Leasco, of all or substantially all the assets of the Consumer Truck Rental business unit of Ryder Truck Rental, Inc., a Florida corporation, on October 17, 1996.

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (ii) and (iii), such
            --------  -------
Restricted Subsidiary is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.06 only,

"Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Applicable Premium" means, with respect to a Security at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Security and
(ii) the excess of (A) the present value of all remaining required interest and principal payments due on such Security, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the then-outstanding principal amount of such Security.

     "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of inventory, equipment or Vehicles in the ordinary course of business, (iii) the sale of Temporary Cash Investments in the ordinary course of business, (iv) the sale of used or obsolete equipment in the ordinary course of business so long as the fair market value of the assets disposed of pursuant to this clause (iv) does not exceed $500,000 in the aggregate in any fiscal year, (v) for purposes of Section 4.06 only, a disposition subject to Section 4.04,(vi) transfers required in connection with the Securitization, (vii) Permitted Liens and (viii) Permitted Investments.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bank Indebtedness" means any and all amounts payable under or in respect of the Senior Credit Agreement and the other Senior Credit Documents, Indebtedness Incurred pursuant to Section 4.03(b)(ii), the Securitization and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for postfiling interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

     "Change of Control" means the occurrence of any of the following events:

     (i) prior to the first public offering of Voting Stock of the Company, either (x) Permitted Holders cease to be the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company, or
(y) Permitted Holders cease to be entitled by voting power, contract or otherwise to elect or cause the election of directors of the Company having a majority of the total voting power of the Board of Directors, in each case, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i) and clause (ii) below, Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, a majority of the Voting Stock of the parent entity);

     (ii) following the first public offering of Voting Stock of the Company, any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that a Person shall be deemed to have "beneficial owner ship" of all shares that any such Person has the right to acquire within one year), directly or indirectly, of more than 35% of the Voting Stock of the Company; provided that the Permitted Holders beneficially own (as
                      --------
defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors; or

     (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters (in each case determined, for each fiscal quarter of the four fiscal quarters ending prior to the Issue Date, on a pro forma basis to give effect to the Acquisition as if it had occurred at the beginning of such period); provided, however, that
                                                        --------  -------
(A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest
Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (C) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any

Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (D) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (B) or (C) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total consolidated interest expense of the Company and its Restricted Subsidiaries, plus, to the extent incurred by the Company and its Subsidiaries in such period but not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations and rent expense associated with Attributable Debt, (ii) the earned discount or yield with respect to a sale of receivables and any corresponding amount relating to the Securitization, (iii) amortization of debt discount and debt issuance cost, (iv) capitalized interest, (v) noncash interest expense, (vi) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing, (vii) interest in respect of or other obligation of any other
Person that has been Guaranteed by the Company or any Restricted Subsidiary,
(viii) net costs associated with Hedging Obligations, (ix) Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries of the Company
and Disqualified Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary; and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom (i) any such interest
--------  -------
expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary, and (ii) any write-off of debt issuance costs of the Company and its Restricted Subsidiaries associated with the Indebtedness Incurred to finance the Acquisition. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements.

     "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and its Restricted Subsidiaries; provided, however,
                                                              --------  -------
that there shall not be included in such Consolidated Net Income:

     (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause
  (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income,

     (ii) any net income (loss) of any person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

     (iii) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

     (iv) any gain (but not loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/ Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person,

     (v)   any extraordinary gain or loss, and

     (vi)  the cumulative effect of a change in accounting principles.

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and the Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" will not include
                      --------  -------
consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

     "CSI" means Chase Securities Inc., a Delaware corporation.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Definitive Securities" means Securities that are in the form of Exhibit A or Exhibit B attached hereto that do not include the information called for by footnote 1 thereof.

     "Depository" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.03 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depository" shall mean or include such successor.

     "Designated Senior Indebtedness" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least $5,000,000 and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities.

     "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

     "EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation and depletion expense and (iv) amortization of intangibles and amortization of other non-cash charges or non-cash losses (including financing and acquisition expenses incurred in connection with the Acquisition).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated November 25, 1996, by and between the Initial Purchaser and the Company, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

     "Existing Subsidiaries" means Leasco, Ryder Move Management, Inc., Ryder truck Rental One-Way, Inc., Ryder Relocation Services, Inc. and The Move Shop, Inc.

     "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles in the United States of America applied on a consistent basis.

     "Global Security" means a Security that is in the form of Exhibit A or Exhibit B hereto that includes the information called for by footnote 1 thereof.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other nonfinancial obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or such other obligation of such other

Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term
                                          --------  -------
"Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Incur" means issue, assume, Guarantee, incur or other wise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person
     --------  --------
existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

     (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money,

     (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

     (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), but shall not include commercial letters of credit or letters of credit issued in connection with liabilities incurred in the ordinary course of business (including those issued to governmental entities to self-insure under applicable worker's compensation statutes and the $2,500,000 standby letter of credit issued to Ryder System, Inc. pursuant to the Acquisition) prior to the time of a drawing that gives rise to a reimbursement obligation,

        (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in final service or taking final delivery and title thereto or the completion of such services,

        (v) all Capitalized Lease Obligations and all Attributable Debt of such Person,

        (vi) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock or, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends),

        (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the
  --------  -------
  lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons,

        (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person, and

        (ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Initial Purchaser" means CSI.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided,
                                                                    --------
however, that upon a redesignation of such Subsidiary as a Restricted
--------
Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Investors" means Questor and the other parties that purchased equity interests in the Company on October 17, 1996.

     "Issue Date" means the date on which the Securities are originally issued.

     "Jay Alix & Associates, Inc." means Jay Alix & Associates, Inc., a Michigan corporation.

     "Leasco" means RCTR, Inc., a special purpose Delaware corporation that is a Wholly Owned Subsidiary, and any other Wholly Owned Subsidiary that is established for the purpose of entering into a Securitization with respect to the Vehicles.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Management Agreement" means the Management Agreement dated October 15, 1996, between the Company and Questor Management Company (and its permitted successors and assigns), as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Moody's" means Moody's Investors Service, Inc., and its successors.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds" means, with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Note Guarantee" means any guarantee that may from time to time be executed and delivered by a Subsidiary of the Company pursuant to Section 4.12. Each such Note Guarantee shall be substantially in the form of Exhibit D hereto.

     "Note Guarantor" means any Subsidiary that has issued a Note Guarantee.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary or the Controller of the Company.

     "Officer's Certificate" means a certificate signed by one Officer.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Permitted Employee Payments" means Restricted Payments by the Company or any Restricted Subsidiary in respect of (i) the repurchase of Capital Stock of the Company or any Restricted Subsidiary from an employee of the Company or any Restricted Subsidiary or their assigns, estates or heirs upon the death, retirement or termination of such employee or (ii) loans or advances to employees of the Company or any Subsidiary made in the ordinary course of business.

     "Permitted Holders" means the Investors, their respective Affiliates and any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's Capital Stock.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary, the Company or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided,
                                                                    --------
however, that the primary business of such Restricted Subsidiary is a Related
--------
Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
--------  --------
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms
                                       --------  -------
may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;
(vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; and (viii) securities received as consideration in sales of assets made in compliance with Section 4.06.

     "Permitted Liens" means:

     (i) Liens for taxes, assessments or other governmental charges not yet delinquent or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

     (ii) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not yet due or that are bonded or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

     (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

     (iv) pledges or deposits to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (v) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially detract from the aggregate value of the properties of the Company and its Subsidiaries, taken as a whole or materially interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Subsidiaries on the properties subject thereto, taken as a whole;

     (vi)   Liens incurred in connection with the Securitization;

     (vii)  Liens existing on the date of this Indenture;

     (viii) (A) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (B) any condemnation or eminent domain proceedings affecting any real property;

     (ix)   Liens securing Hedging Obligations incurred in compliance with
Section 4.03;

     (x) Liens arising out of judgments or awards (other than any judgment that is described in Section 6.01(9) and constitutes an Event of Default thereunder) in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided that the Company shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award;

     (xi)   leases or subleases to third parties;

     (xii) Liens securing Indebtedness incurred in compliance with Section 4.03(b)(vi) or (b)(viii); and

     (xiii) Liens securing commercial bank indebtedness.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security that is due or overdue or is to become due at the relevant time.

     "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

     "Public Market" means any time after (i) a Public Equity Offering has been consummated and (ii) at least 15% of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act.

     "Purchase Agreement" means the Agreement for the purchase of $175,000,000 principal amount of Senior Subordinated Notes of the Company between the Company and the Initial Purchaser and dated November 20, 1996.

     "Questor" means Questor Partners Fund, L.P., a Delaware limited partnership, and Questor Side-by-Side Partners, L.P., a Delaware limited partnership.

     "Questor Management Company" means Questor Management Company, a Delaware corporation.

     "Redemption Date" means the date on which the Securities are optionally redeemed pursuant to Section 3.07.

     "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided,
                                                                 --------
however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier
-------
than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness; provided further, however, that
                                               -------- -------  ------
Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

     "Registered Exchange Offer" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

     "Related Business" means those businesses in which the Company or any of its Subsidiaries are engaged on the date of this Indenture, or are reasonably related or incidental thereto.

     "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

     "Restricted Securities Legend" means the legend set forth in Section 2.06(g) hereof.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

     "Securities Custodian" means the custodian with respect to the Global Security (as appointed by the Depository), or any successor entity thereto and shall initially be the Trustee.

     "Securitization" means a financing or series of financings consisting principally of an asset-backed program based on rental Vehicles owned by Leasco (funded by the issuance of commercial paper, medium term notes or other forms of borrowing and including credit enhancement facilities), and which may consist of or include such other forms of financing consistent with the foregoing as the Board of Directors shall approve in good faith.

     "Senior Credit Agreement" means the credit agreement dated as of October 17, 1996, as amended, waived or otherwise modified, among the Company, the several lenders party thereto, The Chase Manhattan Bank, N.A., as administrative agent and Citibank, U.S.A., Inc., as documentation and collateral agent (except to the extent that any such amendment, waiver or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Trustee).

     "Senior Credit Documents" means the collective reference to the Senior Credit Agreement, the notes issued pursuant thereto and the Guarantee Agreement, the Security Agreement, the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement (each as defined in the Senior Credit Agreement) and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.16 of the Senior Credit Agreement.

     "Senior Indebtedness" means the following obligations, whether outstanding on the date of this Indenture or there after issued, without duplication: (i) all obligations consisting of Bank Indebtedness; (ii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company regardless of whether postfiling interest is allowed in such proceeding) in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; (iii) all Capitalized Lease Obligations of the Company; (iv) all obligations of the Company (A) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (B) under interest rate swaps, caps, collars, options and similar arrangements and foreign currency hedges entered into in respect of any obligations described in clauses (i), (ii) and (iii) (such obligations to be equal at any time to the termination value of such agreements or arrangements that would be payable by such Person at such time) or (C) issued or assumed as the deferred purchase price of property and all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement; (v) all obligations of other Persons of the type referred to in clauses (ii), (iii) and (iv) and all dividends of other Persons for the payment of which, in either case, the Company is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including guarantees of such obligations and dividends; and (vi) all obligations of the Company consisting of modifications, renewals, extensions, replacements, refinancings and refundings of any obligations described in clauses (i), (ii), (iii), (iv) and (v); unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include (1) any obligation
------------------
of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable and accruals or other liabilities (other than those specified above) arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness, Guarantee or obligation of the Company that is subordinate or junior to any other Indebtedness, Guarantee or obligation of the Company or (5) any Indebtedness that is incurred in violation of this Indenture. If any Designated Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Designated Senior Indebtedness nevertheless will constitute Senior Indebtedness. "Senior Indebtedness" of any Note Guarantor has a correlative meaning.

     "Senior Subordinated Indebtedness" means, prior to the Subordination Termination Date, the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities and is not subordinated by its terms to any Indebtedness or other obligation of the Company that is not Senior Indebtedness.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the date of this Indenture or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

     "Subordination Termination Date" means the first date (but not earlier than January 1, 1998) as of which (i) the Securitization has been consummated, (ii) any consents required under the Senior Credit Documents in connection with the conversion contemplated by Section 10.18 shall have been obtained and (iii) no default or event of default shall have occurred and be continuing under the Senior Credit Documents.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

     "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations (x) of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof or (y) of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250,000,0000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" by S&P or "A-1" by Moody's, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's, (vi) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof), or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (vii) similar investments approved by the Board of Directors in the ordinary course of business.

     "Term Loans" means term loans made pursuant to the Senior Credit Agreement.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb)
                                                     ------
as in effect on the date of this Indenture, except as provided in Section 9.03.

     "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to the Stated Maturity; provided, however, that if the
                                            -------- ---------
period from the Redemption Date to the Stated Maturity is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to the Stated Maturity is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however,
                                                           --------  -------
that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such
            --------  -------
designation (x) the Company could Incur at least $1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Vehicles" shall mean any trucks or other vehicles owned by the Company or any Subsidiary and registered and based in the United States of America, the body (including the "box" or storage component thereto) and equipment mounted thereon and all accessions, attachments, and accessories of any type or description attached to such trucks or vehicles.

     "Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

     SECTION 1.02.  Other Definitions.
                    ------------------

                                                           Defined in
                              Term                           Section
                              ----                         ----------


     "Affiliate Transaction" ...........................   4.07
     "Bankruptcy Law"...................................   6.01
     "Blockage Notice"..................................  10.03
     "covenant defeasance option"....................... 8.01(b)
     "Custodian"........................................   6.01
     "Event of Default".................................   6.01
     "legal defeasance option".......................... 8.01(b)
     "Legal Holiday"....................................  11.08
     "Offer"............................................   4.06
     "Offer Amount".....................................   4.06
     "Offer Period".....................................   4.06
     "pay the Securities"...............................  10.03
     "Paying Agent".....................................   2.03
     "Payment Blockage Period"..........................  10.03
     "Purchase Date"....................................   4.06
     "Registrar"........................................   2.03
     "Restricted Payment"...............................   4.04
     "Securities Act"...................................   2.01
     "Successor Company"................................   5.01

          SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.
                         --------------------------------------------------
This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04.  Rules of Construction.  Unless the context otherwise
                         ----------------------
requires:

     (1) a term has the meaning assigned to it;

     (2) as used herein, accounting terms relating to the Company and its Subsidiaries not defined in Section 1.01, and accounting terms partly defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under GAAP. All computations determining compliance with financial covenants or terms, including definitions used therein, shall be prepared in accordance with generally accepted accounting principles in effect at the time of preparation of, and in conformity with those used to prepare, the historical financial statements set forth in the Offering Memorandum in respect of the Initial Securities dated November 20, 1996. If at any time the computations for determining compliance with financial covenants or provisions relating thereto utilize generally accepted accounting principles different than those in effect at the Issue Date, the financial statements within which such computations are delivered shall be accompanied by a reconciliation statement with respect to such computations;

     (3) "or" is not exclusive;

     (4) "including" means including without limitation;

     (5) words in the singular include the plural and words in the plural include the singular;

     (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

     (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP consistently applied and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness; and

     (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE 2

                                The Securities
                                --------------

          SECTION 2.01. Form and Dating.  The Initial Securities and the
                        ----------------
Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. Any Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and B are part of the terms of this Indenture.

          (a)  Global Securities.  The Initial Securities are being offered and
               ------------------
sold by the Company pursuant to the Purchase Agreement.

          Initial Securities offered and sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) ("QIBs") in accordance with Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement, shall be issued initially in the form of a single, permanent Global Security in definitive, fully registered form without interest coupons with the legend called for by footnote 1 to Exhibit A hereto (the "Restricted Global Security"), which shall be deposited on behalf of the Initial Purchaser of the Initial Securities represented thereby with the Trustee, as Securities Custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, and the Depository or its nominee as hereinafter provided.

          (b)  Book-Entry Provisions.  This Section 2.01(b) shall apply only to
               ----------------------
Global Securities deposited with or on behalf of the Depository.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (ii) shall be held by the Trustee as custodian for the Depository. After the issuance of Exchange Securities under a Registered Exchange Offer, the Trustee shall have no duty to hold any Global Security as custodian for the Depository or any other Security registered in the name of the Depository or a nominee of the Depository.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (c)  Certificated Securities.  Except as otherwise provided herein,
               ------------------------
owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities. Purchasers of Initial Securities who are not QIBs (referred to herein as the "Non-Global Purchasers") will receive certificated Initial Securities bearing the Restricted Securities Legend ("Restricted Certificated Securities"); provided, however, that upon
                                               --------  -------
transfer of such Restricted Certificated Securities to a QIB or in accordance with Regulation S, such Restricted Certificated Securities will, unless the relevant Global Security has previously been exchanged, be exchanged for an interest in a Global Security pursuant to the provisions of Section 2.06 hereof. Certificated Securities will include the Restricted Securities Legend unless removed in accordance with this Section 2.01(c) or Section 2.06(g) hereof.

          After a transfer of any Initial Securities during the period of the effectiveness of, and pursuant to, a Shelf Registration Statement with respect to the Initial Securities, all requirements pertaining to legends on such

Initial Securities will cease to apply, the requirements requiring that any such Initial Securities issued to certain Holders be issued in global form will cease to apply, and certificated Initial Securities without legends will be made available to the Holders of such Initial Securities. Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will cease to apply and certificated Initial Securities with the Restricted Securities Legend will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

          SECTION 2.02.  Execution and Authentication.  One Officer shall sign
                         -----------------------------
the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities may be in facsimile form.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate and make available for delivery (1) Initial Securities for original issue in an aggregate principal amount of $175,000,000, and (2) Exchange Securities for issue only in a Registered Exchange Offer, pursuant to the Exchange and Registration Rights Agreement, for Initial Securities for a like principal amount of Initial Securities exchanged pursuant thereto, in each case upon a written order of the Company signed by one Officer. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $175,000,000 except as provided in Section 2.07.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appoint ment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.03.  Registrar and Paying Agent.  The Company shall maintain
                         ---------------------------
an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange.
The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provi sions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its Wholly Owned Subsidiaries that is a Domestic Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

          The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

          The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Securities.

          SECTION 2.04.  Paying Agent To Hold Money in Trust. Prior to each due
                         ------------------------------------
date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05.  Securityholder Lists.  The Trustee shall preserve in as
                         ---------------------
current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.06.  Transfer and Exchange.    (a)  Transfer and Exchange of
                         ----------------------         ------------------------
Definitive Securities.  When Definitive Securities are presented to the
----------------------
Registrar or a co-registrar with a request:

          (x)  to register the transfer of such Definitive Securities; or

          (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or
--------  -------
exchange:

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (ii) in the case of Transfer Restricted Securities that are Definitive Securities, are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A),
     (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

     (A) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

     (B) if such Transfer Restricted Securities are being transferred to the Company or to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

     (C) if such Transfer Restricted Securities are being transferred (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an institutional "accredited investor" within the meaning of Rules 501(a)(1), (2), (3) and (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, with respect to which it exercises sole discretion, in each case in a minimum principal amount of the Securities of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; or (y) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect (in substantially the form set forth on the reverse of the Security), (ii) if the Company or Registrar so requests, an Opinion of Counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act and (iii) in the case of clause (x), a signed letter substantially in the form of Exhibit C hereto.

          (b)  Restrictions on Transfer of a Definitive Security for a
               -------------------------------------------------------
Beneficial Interest in a Global Security.  A Definitive Security may not be
-----------------------------------------
exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

          (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer's Certificate, a new Global Security in the appropriate principal amount.

          (c)  Transfer and Exchange of Global Securities.  The transfer and
               -------------------------------------------
exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.

          (d)  Transfer of a Beneficial Interest in a Global Security for a
               ------------------------------------------------------------
Definitive Security.
--------------------

          (i) Any person having a beneficial interest in a Global Security that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A),(B) or (C) below may upon request, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive Security of the same aggregate principal amount. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the

  Person designated by the Depository as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

     (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the owner of a beneficial interest in a Global Security, a certification from such Person to that effect (in substantially the form set forth on the reverse of the Security); or

     (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

     (C) if such beneficial interest is being transferred (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) to an institutional "accredited investor" within the meaning of Rules 501(a)(1), (2), (3) and (7) under the Securities Act that is acquiring the security for its own account, or for the account of such an institutional accredited investor, with respect to which it exercises sole discretion, in each case in a minimum principal amount of the Securities of $250,000 for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities; or (y) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect from the transferee or transferor (in substantially the form set forth on the reverse of the Security), (ii) if the Company or Registrar so requests, an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, and (iii) in the case of clause (x), a signed letter substantially in the form of Exhibit C hereto, then the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced on its books and records and, following such reduction, the Company will execute and the Trustee will authenticate and make available for delivery to the transferee a Definitive Security.

         (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall make such Definitive Securities available for delivery to the persons in whose names such Securities are so registered in accordance with the instructions of the Depository.

          (e)  Restrictions on Transfer and Exchange of Global Securities.
               -----------------------------------------------------------
Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (f)  Authentication of Definitive Securities in Absence of Depository.
               -----------------------------------------------------------------
If at any time:

          (i) the Depository for the Securities notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Securities and a successor Depository for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

          (ii) the Company, in its sole discretion, notifies the Trustee in writing that they elect to cause the issuance of Definitive Securities under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officer's Certificate requesting the authentication and delivery of Definitive Securities to the Persons designated by the Company, will authenticate and make available for delivery Definitive Securities, in an aggregate principal amount equal to the principal amount of Global Securities, in exchange for such Global Securities.

          (g)  Legend.
               -------

     (i) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, IN A TRANSACTION COMPLYING WITH THE REQUIREMENTS OF RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULES 501(A)(1), (A)(2), (A)(3) AND (A)(7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000 FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S OR THE TRUSTEE'S RIGHT PRIOR

     TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF ANY OF THE FOREGOING CLAUSES (A)-(F), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

     (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

           (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

          (B) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in clause (i) of this Section 2.06(g) (such sales or transfers being subject only to the provisions of Section 2.06(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the Security).

     (h)  Cancellation and/or Adjustment of Global Security. At such time
          -------------------------------------------------
as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

     (i)  Obligations with Respect to Transfers and Exchanges of Securities.
          -----------------------------------------------------------------

     (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

     (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

     (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

     (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

     (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

     (j) No Obligation of the Trustee. (i) The Trustee shall have no
         -----------------------------
responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security in global form shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including without limitation any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          SECTION 2.07.  Replacement Securities.  If a mutilated Security is
                         -----------------------
surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Company or the Trustee, within a reasonable time after he has notice thereof, with respect to such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification,
(ii) so requests the Company or the Trustee prior to the Security being acquired by a bona fide purchaser and (iii) satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company.

          SECTION 2.08.  Outstanding Securities.  Securities outstanding at any
                         -----------------------
time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09.  Temporary Securities.  Until definitive Securities are
                         ---------------------
ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities.

          SECTION 2.10.  Cancellation.  The Company at any time may deliver
                         -------------
Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and deliver canceled Securities to the Company.

The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

          SECTION 2.11.  Defaulted Interest.  If the Company defaults in a
                         -------------------
payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.12.  CUSIP Numbers.  The Company in issuing the Securities
                         --------------
may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made
--------  -------
as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                                   ARTICLE 3

                                  Redemption
                                  ----------

          SECTION 3.01.  Notices to Trustee.  If the Company elects to redeem
                         -------------------
Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

          The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officer's

Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          SECTION 3.02.  Selection of Securities To Be Redeemed. If fewer than
                         ---------------------------------------
all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.03.  Notice of Redemption.  At least 30 days but not more
                         ---------------------
than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

          (8) the CUSIP number, if any, printed on the Securities being redeemed; and

          (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

          SECTION 3.04.  Effect of Notice of Redemption.  Once notice of
                         -------------------------------
redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date; provided that if the redemption date is after a regular record date and on
      --------
or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05.  Deposit of Redemption Price.  Prior to 10:00 a.m. on
                         ----------------------------
the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued inter est on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

          SECTION 3.06.  Securities Redeemed in Part.  Upon surrender of a
                         ----------------------------
Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

          SECTION 3.07.  Optional Redemption.  (a)  Except as set forth in the
                         --------------------
next two paragraphs, the Securities may not be redeemed prior to December 1, 2001. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

          if redeemed during the 12-month period beginning on or after December 1 of the years set forth below:

                                                           Redemption
Period                                                       Price
------                                                     ---------

2001...................................................    105.000%
2002...................................................    103.333%
2003...................................................    101.667%
2004 and thereafter....................................    100.000%


              (b) Notwithstanding the foregoing, at any time prior to December 1, 1999, the Company may redeem in the aggregate up to 33 1/3% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings by the Company following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 110% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 66 2/3% of the original
                        --------  -------
aggregate principal amount of the Securities must remain outstanding after each such redemption.

          (c) At any time on or prior to December 1, 2001, the Securities may be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not fewer than 30 nor more than 60 days' prior notice (but in no event more than 180 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

                                   ARTICLE 4

                                   Covenants
                                   ---------

          SECTION 4.01.  Payment of Securities.  The Company shall promptly pay
                         ----------------------
the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02.  SEC Reports.  Notwithstanding that the Company may not
                         ------------
be required to be or remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file (if then permitted to do
so) with the SEC and provide (whether or not so filed with the SEC) the Trustee and Holders and prospective Holders (upon request) with the annual reports and the information, documents and other reports, in each case without exhibits, which are specified in Sections 13 and 15(d) of the Exchange Act; provided,
                                                                  --------
however, that the Company shall provide one copy of the exhibits to the
-------
foregoing to the Trustee and shall (upon request) provide additional copies of such exhibits to any Holder or prospective Securityholder. The Company also shall comply with the other provisions of TIA (S) 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

          SECTION 4.03.  Limitation on Indebtedness.  (a)  The Company shall
                         --------------------------
not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company may Incur Indebtedness if on the date of the Incurrence of such Indebtedness the Consolidated Coverage Ratio would be greater than 2.75:1.00. Notwithstanding the foregoing, the Company shall not permit any Subsidiary to issue, to any party other than the Company, any Preferred Stock.

          (b) Notwithstanding Section 4.03(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

          (i) Indebtedness under the Term Loans included in the Senior Credit Agreement (as the same may be amended from time to time, without increasing the committed amount thereunder, except as otherwise permitted by this Section) and any Refinancing Indebtedness of the Company with respect thereto in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (i) and then outstanding, shall not exceed $350,000,000 less the aggregate amount of all prepayments of principal applied to reduce the then outstanding Indebtedness under the Term Loans actually made since the Issue Date;

          (ii) Indebtedness of the Company consisting of revolving credit, working capital or letter of credit facilities in an aggregate principal amount at any time outstanding not in excess of $150,000,000 (less the aggregate amount of all repayments of principal actually made thereunder since the Issue Date with Net Available Cash from Asset Dispositions pursuant to
  Section 4.06(a)(iii)(A));

          (iii) the Securitization; provided, however, that the amount of Indebtedness outstanding under clauses (i) and (ii) above and this clause
  (iii) shall not in the aggregate exceed $465,000,000 at any one time outstanding;

          (iv) Indebtedness (A) of the Company to any Wholly Owned Restricted Subsidiary or to any Note Guarantor and (B) of any Restricted Subsidiary to the Company or any other Wholly Owned Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary) will be deemed, in each case, an Incurrence of Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

     (v) Indebtedness represented by the Securities, any Indebtedness (other than the Indebtedness described in clause (i), (ii), (iii) or (iv) above) outstanding on the date of this Indenture and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (v) or paragraph (a) of this Section 4.03;

     (vi) Indebtedness of the Company or any Restricted Subsidiary for the deferred purchase price of newly acquired property (other than Vehicles) of the Company and its Subsidiaries used in the ordinary course of business of the Company and its Subsidiaries (provided such purchase money financing is entered into within 180 days of the acquisition of such property) in an amount (based on the remaining balance of the obligations therefor on the books of the Company and its Restricted Subsidiaries) which shall not exceed $20,000,000 in the aggregate at any one time outstanding, when taken together with any Indebtedness outstanding under clause (viii) below;

     (vii) Indebtedness of the Company or any Restricted Subsidiary (which may comprise Bank Indebtedness) in an aggregate principal amount at any one time outstanding not in excess of $20,000,000;

     (viii) Indebtedness of the Company or any Restricted Subsidiary in the form of Capitalized Lease Obligations in an aggregate amount not in excess of $20,000,000 at any one time outstanding, when taken together with the principal amount of any Indebtedness outstanding under Section 4.03(b)(vi); provided, however, that any indebtedness incurred by a Restricted Subsidiary
  --------  -------
  pursuant to clause (vi) or (vii) above or this clause (viii) must be secured and all such Indebtedness shall not exceed $20,000,000 in aggregate principal amount at any time outstanding;

     (ix) Indebtedness represented by the Note Guarantees and Guarantees of Indebtedness Incurred pursuant to clause (i) or (ii) above;

     (x) Indebtedness under Hedging Obligations; provided, however, that such Hedging Obligations are entered into for bona fide hedging purposes of the Company or Leasco in the ordinary course of business; and

     (xi) Indebtedness of a Restricted Subsidiary issued and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred (A) as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or (B) otherwise in connection with, or in contemplation of, such acquisition) and any Refinancing Indebtedness with respect thereto; provided, however, that on the date of any such acquisition of a Restricted Subsidiary, the Company shall have been able to Incur at least an additional $1.00 of Indebtedness under paragraph (a) of this Section 4.03.

          (c) Notwithstanding the foregoing, the Company will not Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations.

          (d) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03, (1) Indebtedness Incurred pursuant to the Senior Credit Agreement prior to or on the date of this Indenture shall be treated as Incurred pursuant to Section 4.03(b)(i) or (ii), as the case may be,
(2) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section permitting such Indebtedness and (3) in the event that Indebtedness or any portion thereof meets the criteria of more than one of the types of Indebtedness described in this Section, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses.

          SECTION 4.04.  Limitation on Restricted Payments. (a) The Company
                         ----------------------------------
shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary (provided that if such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or
(iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

     (1) a Default shall have occurred and be continuing (or would result therefrom);

     (2) the Company could not Incur at least an additional $1.00 of Indebtedness under Section 4.03(a); or

     (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Company's Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Company's Board of Directors) declared or made subsequent to the Issue Date would exceed the sum of:

     (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

     (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock

  (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Restricted Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent the purchase by such plan or trust is financed by Indebtedness of such plan or trust and for which the Company is liable as Guarantor or otherwise);

       (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or other property (other than Capital Stock), distributed by the Company upon such conversion or exchange); and

       (D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the
                                                    --------  -------
  foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was treated as a Restricted Payment.

       (b) The provisions of paragraph (a) of this Section 4.04 shall not prohibit:

       (i) any purchase or redemption of Capital Stock of the Company or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that such purchase or
                               --------  -------
  redemption shall be excluded in the calculation of the amount of Restricted Payments;

      (ii) any purchase or redemption of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company that is permitted to be Incurred pursuant to
  Section 4.03; provided, however, that such purchase or redemption shall be
                --------  -------
  excluded in the calculation of the amount of Restricted Payments;

     (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; provided, however,
                                                          --------  -------
  that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

      (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with paragraph (a) of this Section 4.04; provided, however, that such dividend
                                      --------  -------
  shall be included in the calculation of the amount of Restricted Payments; or

       (v) Permitted Employee Payments in an aggregate amount not in excess of $5,000,000 in the aggregate at any time (giving effect to any repayments); provided, however, that such payments shall be included in the calculation of
  --------  -------
  the amount of Restricted Payments.

         SECTION 4.05.  Limitation on Restrictions on Distributions from
                        ------------------------------------------------
Restricted Subsidiaries.  The Company shall not, and shall not permit any
------------------------
Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

         (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of this Indenture;

         (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

          (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) above or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) above or this clause (3); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less restrictive taken as a whole (as conclusively determined in good faith by the Company's Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Company's Board of Directors) than encumbrances and restrictions contained in such agreements;

          (4) in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or
     (C) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements;

          (5) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

          (6) in the case of Leasco, restrictions created in connection with the Securitization that, in the good faith determination of the Board of Directors, are necessary to effect the Securitization.

          SECTION 4.06.  Limitation on Sales of Assets.  (a)  The Company shall
                         ------------------------------
not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset

Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, (ii) at least 85% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the
                 -----
terms of any Senior Indebtedness or Indebtedness (other than Preferred Stock) of a Wholly Owned Subsidiary), to prepay, repay or purchase Senior Indebtedness or such Indebtedness (other than Preferred Stock) (including the Securities after the Subordination Termination Date) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within six months after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of
                                        ------
Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary) with Net Available Cash received by the Company or another Restricted Subsidiary within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to the
                                                                 -----
extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer to purchase Securities pursuant and subject to the conditions of Section 4.06(b) and (D) fourth, to the extent of
                                                     ------
the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C) above, to fund (to the extent consistent with any other applicable provision of the Indenture) any corporate purpose; provided, however,
                                                              --------  -------
that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions, the Company and the Restricted Subsidiaries shall not be required to apply any Net Avail able Cash in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 4.06 exceeds $5,000,000.

          For the purposes of this Section 4.06, the following are deemed to be cash: (x) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Com pany) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

          (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.06(a)(iii)(A) or (a)(iii)(C), the Company shall be required to purchase Securities tendered pursuant to an offer by the Company for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the Purchase Date in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of the Securities tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities, the remaining Net Available Cash shall be available to the Company for use in accordance with Section 4.06(a)(iii)(D) above. The Company shall not be required to make an Offer for Securities pursuant to this Section if the Net Available Cash available therefor (after application of the proceeds as provided in Section 4.06(a)(iii)(A) and (a)(iii)(B)) is less than $5,000,000 for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

          (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the address referred to in clause (3) below.

     (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officer's Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount to be invested in Temporary Cash Investments and to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

     (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

     (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officer's Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

     (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

     SECTION 4.07.  Limitation on Transactions with Affiliates.  (a)  The
                    -------------------------------------------
Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service but excluding rentals of Vehicles (and related ancillary services) in the ordinary course of business at then prevailing rates) with any Affiliate of the Company (an "Affiliate Transaction") on terms (i) that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $2,500,000, are not in writing and have not been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction. In addition, any transaction (excluding rentals of Vehicles (and related ancillary services) in the ordinary course of business at then prevailing rates) involving aggregate payments or other transfers by the Company and its Restricted Subsidiaries in excess of $7,500,000 shall also require an opinion from an independent investment banking firm or appraiser of national prominence, as appropriate, to the effect that the terms of such transaction are either (i) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not an Affiliate, or (ii) fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

     (b) The provisions of paragraph (a) of this Section 4.07 shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.04, (ii) the performance of the Company's or a Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (iii) payment of compensation to employees, officers or directors in the ordinary course of business, (iv) maintenance in the ordinary course of business of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, (v) any transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries,
(vi) payment of management fees to Questor Management Company pursuant to the terms of the Management Agreement in an aggregate amount of up to $850,000 in any 12 month period unless (x) a Default or Event of Default shall have occurred and be continuing or would result therefrom in which event no more than 50% of such aggregate amount may be paid to Questor Management Company in any such period or (y) a Change of Control shall have occurred, in which case no such amount may be paid to Questor Management Company or (vii) fees paid in respect of the letter agreement between the Company and Jay Alix & Associates, Inc. dated as of October 15, 1996, as in effect on and as of the date of this Indenture, without giving effect to any subsequent downward adjustment to the 1997 and 1998 EBITDA levels set forth therein.

     SECTION 4.08.  Change of Control. (a) Upon the occurrence of a Change
                    ------------------
of Control, each Securityholder shall have the right to require the Company to repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), provided,
                                                                     --------
however, that notwith standing the occurrence of a Change of Control, the
-------
Company shall not be obligated to purchase the Securities pursuant to this
Section 4.08 in the event that it has exercised its right to redeem all the Securities under Section 3.07 hereof.

          In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) below but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(b) below.

          (b) Within 30 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the Company shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

          (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appro priate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

          (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

          (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

          SECTION 4.09.  Compliance Certificate; Notice of Default.  The Company
                         ------------------------------------------
shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer's Certificate signed by the principal executive, principal financial or principal accounting officer of the Company complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture, and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity and describe what actions, if any, the Company proposes to take with respect to such failure. The Company shall file with the Trustee written notice of the occurrence of any Default or Event of Default within five Business Days of its becoming aware of any such Default or Event of Default.

          SECTION 4.10.  Further Instruments and Acts.  Upon request of the
                         -----------------------------
Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 4.11.  Limitation on Liens.  The Company shall not, and shall
                         --------------------
not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock), whether owned on the date of this Indenture or thereafter acquired, securing any Indebtedness, unless contemporaneously therewith effective provision is made to secure the obligations due under this Indenture and the Securities and, in respect of Liens on any Restricted Subsidiary's property or assets, the Guarantee of such Restricted Subsidiary equally and ratably with (subject to the subordination provisions of the Securities prior to the Subordination Termination Date, or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Securities and such Guarantee) such obligation for so long as such obligation is so secured; provided, however, that prior to the Subordination Termination Date, no
         --------  -------
such equal and ratable security need be provided if the Indebtedness secured is Senior Indebtedness of the Company.

          SECTION 4.12.  Future Note Guarantors.  The Company shall cause each
                         -----------------------
Domestic Subsidiary other than Leasco (unless Leasco is a Guarantor under the Senior Credit Agreement) that Incurs Indebtedness or is a guarantor of Indebtedness Incurred pursuant to Section 4.03(b)(i) or (b)(ii) to execute and deliver to the Trustee a Note Guarantee pursuant to which such Subsidiary shall Guarantee payment of the Securities on the terms and conditions set forth in this Indenture; provided, however, that there will be no such Note Guarantees
                --------  -------
from the Existing Subsidiaries, unless (i) Leasco is or becomes a Guarantor under the Senior Credit Agreement, in which case all Existing Subsidiaries will become Note Guarantors, or (ii) any of the Existing Subsidiaries, other than Leasco, and any subsequently acquired or organized Domestic Subsidiary (other than any subsidiary of Leasco) or, to the extent that no adverse tax consequences would result, Foreign Subsidiary becomes a Significant Subsidiary, in which case each such Subsidiary in this clause (ii) that becomes a Significant Subsidiary shall become a Note Guarantor.

          SECTION 4.13.  Limitation on Lines of Business.  The Company shall
                         --------------------------------
not, and shall not permit any Restricted Subsidiary to, engage in any business, other than a Related Business.

          SECTION 4.14.  Limitation on the Sale or Issuance of Capital Stock of
                         ------------------------------------------------------
Restricted Subsidiaries.  The Company shall not sell any shares of Capital Stock
------------------------
of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock except:
(i) to the Company or a Wholly Owned Subsidiary; or (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary. Notwithstanding the foregoing, the Company is permitted to sell all the Capital Stock of a Subsidiary as long as the Company is in compliance with Section 4.06.

                                   ARTICLE 5

                               Successor Company
                               -----------------

          SECTION 5.01.  When Company May Merge or Transfer Assets.  The Company
                         ------------------------------------------
shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:



     (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

     (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

     (iii) immediately after giving effect to such transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness under
  Section 4.03(a);

     (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

     (v) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

          The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Securities.

          Notwithstanding the foregoing clauses (ii), (iii) and (iv), (1) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (2) the Company may merge with an Affiliate incorporated for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

                                   ARTICLE 6

                             Defaults and Remedies
                             ---------------------

          SECTION 6.01.  Events of Default.  An "Event of Default" occurs if:
                         ------------------

     (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;



     (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase (including those pursuant to Sections
  4.06 and 4.08), upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10;



     (3) the Company fails to comply with Section 5.01;



     (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13 or 4.14 (other than a failure to purchase Securities when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified below;

     (5) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

     (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10,000,000 or its foreign currency equivalent at the time;

     (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (as defined below):

          (A) commences a voluntary case;

          (B) consents to the entry of an order for relief against it in an involuntary case;

          (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

          (D) makes a general assignment for the benefit of its creditors;

  or takes any comparable action under any foreign laws relating to insolvency;

     (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

          (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

          (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

  or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

     (9) any judgment or decree for the payment of money in excess of $10,000,000 or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

          (10) any Note Guarantee by a Guarantor which is a Significant Subsidiary shall cease to be in full force and effect (except as contemplated by the terms thereof) or any such Note Guarantor or person acting by or on behalf of such Guarantor shall deny or disaffirm its obligations under this Indenture or any Note Guarantee and such Default continues for 10 days after the notice specified below; or

          (11) any Note Guarantor fails to comply with its obligations under the Note Guarantee to which such Note Guarantor is a party, and such failure continues after any applicable grace period.

          The foregoing shall constitute Events of Default what-ever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, United States Code, or any
                                                    ------------------
  similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (4) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer's Certificate of any Event of Default under clause (6) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4),
  (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

          SECTION 6.02.  Acceleration.  If an Event of Default (other than an
                         -------------
Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least a majority in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso
                                                                          ----
facto become and be immediately due and payable without any declaration or other
-----
act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03.  Other Remedies.  If an Event of Default occurs and is
                         ---------------
continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04.  Waiver of Past Defaults.  The Holders of a majority in
                         ------------------------
principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05.  Control by Majority.  The Holders of a majority in
                         --------------------
principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed
           --------  -------
proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.



          SECTION 6.06.  Limitation on Suits.  A Securityholder may not pursue
                         --------------------
any remedy with respect to this Indenture or the Securities unless:



          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          SECTION 6.07.  Rights of Holders to Receive Payment. Notwithstanding
                         -------------------------------------
any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08.  Collection Suit by Trustee.  If an Event of Default
                         ---------------------------
specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

          SECTION 6.09.  Trustee May File Proofs of Claim.  The Trustee may file
                         ---------------------------------
such proofs of claim and other papers or documents and take such other actions, including participating as a member, voting or otherwise, of any committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, any Subsidiary or Note Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          SECTION 6.10.  Priorities.  If the Trustee collects any money or
                         -----------
property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST:  to the Trustee for amounts due under Section 7.07;

          SECOND:  to holders of Senior Indebtedness to the extent required by
Article 10;

          THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          FOURTH:  to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11.  Undertaking for Costs.  In any suit for the enforcement
                         ----------------------
of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Company, a suit by the Trustee, a suit by a Holder pursuant to
Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

          SECTION 6.12.  Waiver of Stay or Extension Laws.  The Company (to the
                         ---------------------------------
extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                                    Trustee
                                    -------

          SECTION 7.01.  Duties of Trustee.  (a)  If an Event of Default has
                         ------------------
occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b)  Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          SECTION 7.02.  Rights of Trustee.  Subject to Section 7.01:  (a)  The
                         ------------------
  Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute
             --------  -------
  wilful misconduct or negligence.

          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, during reasonable business hours and subject to executing a confidentiality undertaking in customary form with respect to confidential and/or proprietary information of the Company; provided, however,that if the payment within a
                              --------  -------
  reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding.

          (g) The Trustee shall not be deemed to have knowledge of any default or fact the occurrence of which requires the Trustee to take any action (other than a payment default hereunder) unless a Trust Officer actually knows of such default or fact.

          SECTION 7.03.  Individual Rights of Trustee.  The Trustee in its
                         -----------------------------
  individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04.  Trustee's Disclaimer.  The Trustee shall not be
                         ---------------------
  responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.05.  Notice of Defaults.   If a Default occurs and is
                         -------------------
  continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

          SECTION 7.06. Reports by Trustee to Holders.  As promptly as
                        ------------------------------
  practicable after each May 15 beginning with the May 15 following the date of this Indenture, but only upon the occurrence within the previous 12 months of any events specified in TIA (S) 313(a), the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA (S) 313(b).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07.  Compensation and Indemnity.  The Company shall pay to
                         ---------------------------
  the Trustee, Paying Agent and Registrar from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee, Paying Agent, Registrar, and each of their officers, directors, agents and employees (each in their respective capacities), for and hold each of them harmless against any and all loss, demand, claim, liability or expense (including attorneys' fees and expenses) incurred by them without negligence or bad faith on their part in connection with the acceptance or administration of this trust and the performance of their duties hereunder. The Trustee, Paying Agent and Registrar shall notify the Company of any claim for which they may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any
                                                              --------
  failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder except to the extent the Company shall have been adversely affected thereby. The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company's expense in the defense. Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the
                                                               --------
  Company shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

          The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee, Paying Agent or Registrar incurs expenses after the occurrence of a Default specified in
  Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.08.  Replacement of Trustee.  The Trustee may resign at any
                         -----------------------
  time by so notifying the Company in writing. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee with the consent of the Company, which shall not be unreasonably withheld. The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09.  Successor Trustee by Merger.  If the Trustee
                         ----------------------------
  consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10.  Eligibility; Disqualification.  The Trustee shall at
                         ------------------------------
  all times satisfy the requirements of TIA (S) 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
  (S) 310(b); provided, however, that there shall be excluded from the operation
              --------  -------
  of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are out standing if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

          SECTION 7.11.  Preferential Collection of Claims Against Company.  The
                         --------------------------------------------------
  Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.

                                   ARTICLE 8

                       Discharge of Indenture; Defeasance
                       ----------------------------------

          SECTION 8.01.  Discharge of Liability on Securities; Defeasance.  (a)
                         -------------------------------------------------
  When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations on which payment of principal and interest when due will be sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer's Certificate and an Opinion of Counsel and at the cost and expense of the Company.

          (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02 (subject to any requirement of the TIA), 4.03, 4.04, 4.05, 4.06, 4.07, 4.08,

  4.11, 4.12, 4.13, 4.14, 5.01(iii) and 5.01(iv) and the operation of Sections 6.01(4), 6.01(6), 6.01(7) (with respect to Subsidiaries of the Company only), 6.01(8) (with respect to Subsidiaries of the Company only) and 6.01(9) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(4), 6.01(6), 6.01(7) (with respect to Subsidiaries of the Company only), 6.01(8) (with respect to Subsidiaries of the Company only) or 6.01(9) or because of the failure of the Company to comply with (iii) and (iv) of Section 5.01.

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05
  and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

          SECTION 8.02.  Conditions to Defeasance.  The Company may exercise its
                         -------------------------
  legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

          (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

          (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (8) the Company delivers to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

          SECTION 8.03.  Application of Trust Money.  The Trustee shall hold in
                         ---------------------------
trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

          SECTION 8.04.  Repayment to Company.  The Trustee and the Paying Agent
                         ---------------------
shall promptly turn over to the Company upon written request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

          SECTION 8.05.  Indemnity for Government Obligations. The Company shall
                         -------------------------------------
pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06.  Reinstatement.  If the Trustee or Paying Agent is
                         --------------
unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the
                                               ---------  -------
Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9

                                   Amendments
                                   ----------

          SECTION 9.01.  Without Consent of Holders.  The Company and the
                         --------------------------
Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:



          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to comply with Article 5;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated
                                    --------  -------
  Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in
  Section 163(f)(2)(B) of the Code;

          (4) to make any change in Article 10 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article 10;

          (5) to add Guarantees with respect to the Securities or to secure the Securities;

          (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

          (8) to make any change that does not adversely affect the rights of any Securityholder;

          (9) to provide for the issuance and authorization of the Exchange Securities; or

         (10) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

          An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.02.  With Consent of Holders.  The Company and the Trustee
                         ------------------------
may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any Security;

          (3) reduce the principal of or extend the Stated Maturity of any Security;

          (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with
  Article 3;

          (5) make any Security payable in money other than that stated in the Security;

          (6) make any change in Article 10 that adversely affects the rights of any Securityholder under Article 10;

          (7) impair the right of any Holder to receive payment on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities; or

          (8) make any change in Section 6.04 or 6.07 or the second sentence of this Section.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.03.  Compliance with Trust Indenture Act. Every amendment to
                         ------------------------------------
this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.04. Revocation and Effect of Consents and Waivers.  A
                        ---------------------------------------------
consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Security holder. An amendment or waiver becomes effective once the requisite number of consents are received by the Company or the Trustee.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05.  Notation on or Exchange of Securities. If an amendment
                         --------------------------------------
changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.06.  Trustee To Sign Amendments.  The Trustee shall sign any
                         ---------------------------
amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and complies with the provisions hereof (including Section 9.03).

          SECTION 9.07.  Payment for Consent.  Neither the Company nor any
                         --------------------
Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10

                                 Subordination
                                 -------------

          SECTION 10.01.  Agreement To Subordinate.  The Company agrees, and
                          -------------------------
each Securityholder by accepting a Security agrees, that, prior to the Subordination Termination Date, the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in
Article 10 (excluding Section 10.18), to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. Prior to the Subordination Termination Date, (i) the Company shall not incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in any respect to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness and (ii) the Securities shall in all respects rank pari passu with all other Senior
                                          ---- -----
Subordinated Indebtedness of the Company and only Indebtedness of the Company that is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. For purposes of these subordination provisions, the Indebtedness evidenced by the Securities is deemed to include the liquidated damages payable pursuant to the provisions set forth in the Securities and the Exchange and Registration Rights Agreement. All provisions of this Article 10 shall be subject to Section 10.12.

          SECTION 10.02.  Liquidation, Dissolution, Bankruptcy. Upon any payment
                          -------------------------------------
or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

     (1) holders of Senior Indebtedness shall be entitled to receive payment in full of the Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities; and

     (2) until the Senior Indebtedness is paid in full, any payment or distribution to which Securityholders would be entitled but for this Article 10 shall be made to holders of Senior Indebtedness as their interests may appear.

          SECTION 10.03.  Default on Senior Indebtedness.  Prior to the
                          -------------------------------
Subordination Termination Date, the Company may not pay the principal of, premium (if any) or interest on the Securities or make any deposit pursuant to
Section 8.01 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any Senior Indebtedness is not paid when due or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Securities without regard
      --------  -------
to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events in clause (i) or

(ii) of this sentence has occurred and is continuing. Prior to the Subordination Termination Date, during the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) by repayment in full of such Designated Senior Indebtedness or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided, however, that if
                                                      --------  -------
any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than Bank Indebtedness), the Representative of Bank Indebtedness may give another Blockage Notice within such period; provided further, however, that in no event may the total number of days
        ----------------  -------
during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

          SECTION 10.04.  Acceleration of Payment of Securities. If payment of
                          --------------------------------------
the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representative) of the acceleration. If any Designated Senior Indebtedness is outstanding, the Company may not pay the Securities until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this Article 10 otherwise permits payment at that time.

          SECTION 10.05.  When Distribution Must Be Paid Over. If a distribution
                          ------------------------------------
is made to Securityholders that because of the provisions of Article 10 (excluding Section 10.18) should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

          SECTION 10.06.  Subrogation.  After all Senior Indebtedness is paid in
                          ------------
full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this
Article 10 to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.

          SECTION 10.07.  Relative Rights.  This Article 10 (excluding Section
                          ----------------
10.18) defines the relative rights of Securityholders and holders of Senior Indebtedness prior to the Subordination Termination Date. Nothing in this Indenture shall:

     (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

     (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

          SECTION 10.08.  Subordination May Not Be Impaired by Company.  Prior
                          ---------------------------------------------
to the Subordination Termination Date, no right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

          SECTION 10.09.  Rights of Trustee and Paying Agent. The Company shall
                          -----------------------------------
give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Failure to give such notice shall not affect the subordination of the Securities (if they are at such time subordinate) to Senior Indebtedness. Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior
                                  --------  -------
Indebtedness has a Representative, only the Representative may give the notice. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or Representative thereof.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article 10 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          SECTION 10.10.  Distribution or Notice to Representative.  Whenever a
                          -----------------------------------------
distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

          SECTION 10.11.  Article 10 Not To Prevent Events of Default or Limit
                          ----------------------------------------------------
Right To Accelerate.  The failure to make a payment pursuant to the Securities
--------------------
by reason of any provision in this Article 10 shall not be construed as pre venting the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

          SECTION 10.12.  Trust Moneys Not Subordinated. Notwithstanding
                          ------------------------------
anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

          SECTION 10.13.  Trustee Entitled To Rely.  Upon any payment or
                          -------------------------
distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section
10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Security holders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

          SECTION 10.14.  Trustee To Effectuate Subordination. Each
                          ------------------------------------
Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness until the Subordination Termination Date and as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 10.15.  Trustee Not Fiduciary for Holders  of Senior
                          --------------------------------------------
Indebtedness.  The Trustee shall not be deemed to owe any fiduciary duty to the
-------------
holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this
Article 10 and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

          SECTION 10.16.  Reliance by Holders of Senior Indebtedness on
                          ---------------------------------------------
Subordination Provisions.  Each Securityholder by accepting a Security
-------------------------
acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness; provided, however, that no such holder of Senior
                     --------  -------
Indebtedness shall be so deemed to have relied upon the foregoing subordination provisions in acquiring or in continuing to hold such Senior Indebtedness on or after the Subordination Termination Date.

          SECTION 10.17.  Trustee's Compensation Not Prejudiced. Nothing in this
                          --------------------------------------
Article shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

          SECTION 10.18.   Termination of Subordination Provisions.  On the
                           ---------------------------------------
Subordination Termination Date, the foregoing provisions of this Article 10 shall terminate and cease to be effective with respect to all Senior Indebtedness of the Company, whenever incurred, and on such date the Securities shall become Senior Indebtedness of the Company.

                                  ARTICLE 11

                                 Miscellaneous
                                 -------------



          SECTION 11.01.  Trust Indenture Act Controls.  If any provision of
                          -----------------------------
this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 11.02.  Notices.  Any notice or communication shall be in
                          --------
writing and delivered in person or mailed by first-class mail addressed as follows:

                        if to the Company:

                                Ryder TRS, Inc.
                             3600 N.W. 82nd Avenue
                                Miami, FL 33166

                                 Attention of:
                                   President

                        with a copy to:

                           Questor Management Company
                          4000 Town Center, Suite 530
                           Southfield, Michigan 48075

                                 Attention of:
                              Mr. Wallace Rueckel

                        and:

                            Willkie Farr & Gallagher
                              One Citicorp Center
                              153 East 53rd Street
                            New York, New York 10022

                                 Attention of:
                        Cornelius T. Finnegan III, Esq.

                               if to the Trustee:

                              The Bank of New York
                       101 Barclay Street, Floor 21 West
                               New York, NY 10286
                                 Attention of:
                         Corporate Trust Administration

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 11.03.  Communication by Holders with Other Holders.
                          --------------------------------------------
Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and their agents shall have the protection of TIA (S) 312(c).

          SECTION 11.04.  Certificate and Opinion as to Conditions Precedent.
                          ---------------------------------------------------
Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (1) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 11.05.  Statements Required in Certificate or Opinion.  Each
                          ----------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided that an Opinion of Counsel can rely as to matters of fact on an Officer's Certificate or certificates of public officials.

          SECTION 11.06.  When Securities Disregarded.  In determining whether
                          ----------------------------
the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 11.07.  Rules by Trustee, Paying Agent and Registrar.  The
                          ---------------------------------------------
Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 11.08.  Legal Holidays.  A "Legal Holiday" is a Saturday, a
                          ---------------
Sunday or a day on which commercial banking institutions (including, without limitation, the Federal Reserve System) are authorized or required by law to close in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 11.09.  Governing Law.  This Indenture and the Securities
                          --------------
shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          SECTION 11.10.  No Recourse Against Others.  A director, officer,
                          ---------------------------
employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 11.11.  Successors.  All agreements of the Company in this
                          -----------
Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.12.  Multiple Originals.  The parties may sign any number
                          -------------------
of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 11.13.  Table of Contents; Headings.  The table of contents,
                          ----------------------------
cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.



                                    Ryder TRS, Inc.

Attest:                                    by

/s/ Gerald R. Riordan                         /s/ Dean Anderson
------------------------                      ------------------------
Title:  President, Ryder TRS, Inc.            Name:   Dean Anderson
                                              Title:  Vice President
                                                      and Assistant-Secretary

                                    The Bank of New York, as Trustee

                                           by

                                              /s/ Paul Schmalzel
                                              -------------------------
                                              Name:   Paul J. Schmalzel
                                              Title:  Assistant Treasurer

                                                                       EXHIBIT A

                      [FORM OF FACE OF INITIAL SECURITY]

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN./1/

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NETHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, IN A TRANSACTION COMPLYING WITH THE REQUIREMENTS OF RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D)

-----------------------------
/1/ This paragraph should only be added if the Security is issued in global form.

PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULES 501 (A)(1), (A)(2), (A)(3) AND
(A)(7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000 FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S OR THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF ANY OF THE FOREGOING CLAUSES (A)-(F), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                RYDER TRS, INC.

                     10% SENIOR SUBORDINATED NOTE DUE 2006

                                         CUSIP No. ________

                                         $[         ]

          RYDER TRS, INC., a Delaware corporation, promises to pay to [      ],
or registered assigns, the principal sum of $[      ] on December 1, 2006.

          Interest Payment Dates:  June 1 and December 1.

          Record Dates:            May 15 and November 15.

         Additional provisions of this Security are set forth on the other side of this Security.

[Seal]                                   RYDER TRS, INC.,


                                     by
                                         -------------------------------
                                         Dean Anderson
                                         Vice President and
                                         Assistant Secretary

Dated:  November [   ], 1996

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

The Bank of New York

  as Trustee, certifies
  that this is one of
  the Securities referred
  to in the Indenture

  by
    -----------------------------
       Authorized Signatory

                  [FORM OF REVERSE SIDE OF INITIAL SECURITY)

                     10% Senior Subordinated Note due 2006

1.  Interest
    --------

          Ryder TRS, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will use its best efforts to have the Exchange Offer Registration Statement and, if applicable, a Shelf Registration Statement (each a "Registration Statement") declared effective by the Commission as promptly as practicable after the filing thereof. If (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to 45 days after the Issue Date; (ii) the Exchange Offer Registration Statement is not declared effective within 135 days after the Issue Date; (iii) the Exchange Offer is not consummated on or prior to 165 days after the Issue Date; (iv) the Shelf Registration Statement is not filed with the Commission within 45 days after the Shelf Notice is required to be delivered or is not declared effective within 135 days after such date or (v) the Shelf Registration Statement is filed and declared effective within 135 days after the date the Shelf Notice is required to be delivered but shall thereafter cease to be effective (at any time that the Company is obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional or amended Registration Statement filed and declared effective (each such event referred to in clauses (i) through (v), a "Registration Default"), the Company will pay liquidated damages to each holder of Transfer Restricted Securities, during the period of such Registration Default, in an amount equal to $0.192 per week per $1,000 principal amount of the Securities constituting Transfer Restricted Securities held by such holder until the applicable Registration Statement is filed or declared effective, the Exchange Offer is consummated or the Shelf Registration Statement again becomes effective, as the case may be. All accrued liquidated damages shall be paid to holders in the same manner as interest payments on the Securities on semi-annual payment dates which correspond to interest payment dates for the Securities. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease. The Trustee shall have no responsibility with respect to the determination of the amount of any such liquidated damages.

          The Company will pay interest semiannually on June 1 and December 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 25, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  Method of Payment
    -----------------

          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 15 or December 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.  Paying Agent and Registrar
    --------------------------

          Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture
    ---------

          The Company issued the Securities under an Indenture dated as of November 25, 1996 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S)
                                                                  ------
77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Securities are general unsecured obligations of the Company limited to $175,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the issuance of debt by the Company, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Obligations, the incurrence by the Company and its Subsidiaries of Liens on its property and assets which do not equally and ratably secure the Securities, the sale or transfer of assets and Subsidiary Stock, investments by the Company, the lines of business in which the Company may operate, consolidations, mergers and transfers of all or substantially all of the Company's assets and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Subsidiaries.

5.  Optional Redemption
    -------------------

         Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to December 1, 2001. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period beginning on or after December 1 of the years set forth below:

                                                                  Redemption
Period                                                               Price
----------------                                               ----------------
2001...........................................................     105.000%
2002...........................................................     103.333%
2003...........................................................     101.667%
2004 and thereafter............................................     100.000%


          Notwithstanding the foregoing, at any time prior to December 1, 1999, the Company may redeem in the aggregate up to 33 1/3% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings by the Company following which there is a Public

Market, at a redemption price (expressed as a percentage of principal amount) of 110% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 66 2/3% of the
                                 --------  -------
original aggregate principal amount of the Securities must remain outstanding after each such redemption.

          At any time on or prior to December 1, 2001, the Securities may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not fewer than 30 nor more than 60 days prior notice (but in no event more than 180 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6.  Notice of Redemption
    --------------------

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  Put Provisions
    --------------

          Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.  Subordination
    -------------

          Prior to the Subordination Termination Date, the Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.  Denominations; Transfer; Exchange
    ---------------------------------

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners
    ---------------------

         The registered Holder of this Security may be treated as the owner of it for all purposes, subject to provisions for record dates with respect to payment of interest.

11. Unclaimed Money
    ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Discharge and Defeasance
    ------------------------

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

13. Amendment, Waiver
    -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any other change that does not adversely affect the rights of any Securityholder, or to provide for the issuance and authorization of the Exchange Securities.

14. Defaults and Remedies
    ---------------------

          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or 6 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10,000,000 or its foreign currency equivalent; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $10,000,000 or its foreign currency equivalent against the Company or a Significant Subsidiary; (vii) failure by any Note Guarantor to comply with its obligations under any Note Guarantee to which such Note Guarantor is a party, after any applicable grace period; and (viii) failure of any Note Guarantee by a Note Guarantor which is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof) or the denial or disaffirmation by any such Note Guarantor of its obligations under the Indenture or any Note Guarantee if such Default continues for 10 days. If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least a majority in principal amount of the Securities may declare the principal of and accrued but unpaid interest on all the the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency, or reorganization are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15. Trustee Dealings with the Company
    ---------------------------------

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others
    --------------------------

          A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. Authentication
    --------------

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations
    -------------

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19. CUSIP Numbers
    -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                                Ryder TRS, Inc.
                             3600 N.W. 82nd Avenue
                              Miami, Florida 33166
                             Attention:  Secretary

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                    Your Signature:
     -----------------                  ----------------------------------------

Signature Guarantee:
                    ------------------------------------------------------------
                    (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                         TRANSFER RESTRICTED SECURITIES

This certificate relates to $_______ principal amount of Securities held in (check applicable space) _____ book-entry or ____ definitive form by the undersigned.

The undersigned (check one box below):

[_] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

[_] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is three years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

                 (1)    [_]        acquired for the undersigned's own account,
                                   without transfer (in satisfaction of
                                   Section 2.06(a)(ii)(A) or Section 2.06(d)(i)
                                   (A) of the Indenture); or

                 (2)    [_]        transferred to the Company; or

                 (3)    [_]        transferred pursuant to and in compliance
                                   with Rule 144A under the Securities Act of 1933, as amended; or

                 (4)    [_]        transferred pursuant to and in compliance
                                   with Regulation S under the Securities Act of 1933, as amended; or

                 (5)    [_]        transferred to an institutional "accredited
                                   investor" (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act of
                                   1933, as amended), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Exhibit C to the Indenture; or

                 (6)    [_]        transferred pursuant to another available
                                   exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or
                                    --------  -------
(6) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.


                                       -----------------------------------------
Signature Guarantee:                                   Signature


-------------------------------        -----------------------------------------
                                                       Signature

Signature (Signature must be guaranteed
 by a participant in a signature
 guarantee medallion program)

--------------------------------------------------------------------------------

                  OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

                                  [_]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:

$

Date:                    Your Signature:
     ------------------                 ----------------------------------------
                         (Sign exactly as your name appears
                         on the other side of the Security)

Signature Guarantee:
                    ------------------------------------------------------------
                    (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

                                                                       EXHIBIT B

                      [FORM OF FACE OF EXCHANGE SECURITY]

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN./1/


                                RYDER TRS, INC.

                10% SENIOR SUBORDINATED NOTE SERIES A DUE 2006

No.                                                          CUSIP No.
                                                                       ---------
                                                             $[         ]

          RYDER TRS, INC., a Delaware corporation, promises to pay
to [        ], or registered assigns, the principal sum of $[        ] on
December 1, 2006.

          Interest Payment Dates:  June 1 and December 1.

          Record Dates:  May 15 and November 15.


----------------------
/1/ This paragraph should only be added if the Security is issued in global form.

         Additional provisions of this Security are set forth on the other side of this Security.

[Seal]                               RYDER TRS, INC.,

                                       by
                                          ----------------------------------
Dated:

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

The Bank of New York
     as Trustee, certifies
     that this is one of
     the Securities referred
     to in the Indenture

     by
        ------------------------
          Authorized Signatory

                  [FORM OF REVERSE SIDE OF EXCHANGE SECURITY)

                10% Senior Subordinated Note Series A due 2006

1.  Interest
    --------

          Ryder TRS, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 1 and December 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 25, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  Method of Payment
    -----------------

          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.  Paying Agent and Registrar
    --------------------------

          Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

 4. Indenture
    ---------

          The Company issued the Securities under an Indenture dated as of November 25, 1996 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect
                                       ------
on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Securities are general unsecured obligations of the Company limited to $175,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the issuance of debt by the Company, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock and Subordinated Obligations, the incurrence by the Company and its Subsidiaries of Liens on its property and assets which do not equally and ratably secure the Securities, the sale or transfer of assets and Subsidiary Stock, investments by the Company, the lines of business in which the Company may operate, consolidations, mergers and transfers of all or substantially all of the Company's assets and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Subsidiaries.

5.  Optional Redemption
    -------------------

          Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to December 1, 2001. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period beginning on or after December 1 of the years set forth below:

                                                               Redemption
Period                                                            Price
------                                                         ----------
2001.........................................................   105.000%
2002.........................................................   103.333%
2003.........................................................   101.667%
2004 and thereafter..........................................   100.000%

          Notwithstanding the foregoing, at any time prior to December 1, 1999, the Company may redeem in the aggregate up to 33 1/3% of the original aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings by the Company following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 110% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 66 2/3% of the original aggregate principal amount of the Securities must remain outstanding after each such redemption.

          At any time on or prior to December 1, 2001, the Securities may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not fewer than 30 nor more than 60 days prior notice (but in no event more than 180 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6.  Notice of Redemption
    --------------------

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  Put Provisions
    --------------

          Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.  Subordination
    -------------

          Prior to the Subordination Termination Date, the Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.  Denominations; Transfer; Exchange
    ---------------------------------

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners
    ---------------------

          The registered Holder of this Security may be treated as the owner of it for all purposes, subject to provisions for record dates with respect to payment of interest.

11. Unclaimed Money
    ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance
     ------------------------

          Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver
     -----------------

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any other change that does not adversely affect the rights of any Securityholder.

14.  Defaults and Remedies
     ---------------------

          Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or 6 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10,000,000 or its foreign currency equivalent; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (vi) certain judgments or decrees for the payment of money in excess of $10,000,000 or its foreign currency equivalent against the Company or a Significant Subsidiary; (vii) failure by any Note Guarantor to comply with its obligations under any Note Guarantee to which such Note Guarantor is a party, after any applicable grace period; and (viii) failure of any Note Guarantee by a Note Guarantor which is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof) or the denial or disaffirmation by any such Note Guarantor of its obligations under the Indenture or any Note Guarantee if such Default continues for 10 days. If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least a majority in principal amount of the Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency, or reorganization are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15.  Trustee Dealings with the Company
     ---------------------------------

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others
     --------------------------

          A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication
     --------------

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations
     -------------

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  CUSIP Numbers
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                                Ryder TRS, Inc.
                             3600 N.W. 82nd Avenue
                             Miami, Florida 33166
                             Attention:  Secretary

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

      (Print or type assignee's name, address and zip code)

      (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                    Your Signature:
     -------------------                ----------------------------------------

Signature Guarantee:
                    ------------------------------------------------------------
                    (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

--------------------------------------------------------------------------------

Sign exactly as your name appears on the other side of this Security.

                  OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

                                      [ ]

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount:

$

Date:                    Your Signature:
     -------------------                 --------------------------------------
                                         (Sign exactly as your name appears on
                                          the other side of the Security)

Signature Guarantee:
                    -----------------------------------------------------------
                    (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

                                                                       EXHIBIT C

                      Transferee Letter of Representation

 Ryder TRS, Inc.
 c/o The Bank of New York
 101 Barclay Street
 New York, New York 10286

 Dear Sirs:

          This certificate is delivered to request a transfer of $ ______ principal amount of the 10% Senior Subordinated Notes due 2006 (the "Securities") of Ryder TRS, Inc. (the "Company").

          Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

           Name:
                ---------------------------------------------------

           Address:
                   ------------------------------------------------

           Taxpayer ID Number:
                              -------------------------------------

          The undersigned represents and warrants to you that:

          1. We are an institutional "accredited investor" (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Notes and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities and invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A,
 (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rules 501(a)(1), (2), (3) and (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor", in each case in a minimum principal amount of Securities of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rules 501(a)(1), (2), (3) and (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clause (d),
 (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                              TRANSFEREE:
                                         --------------------------

                              BY
                                -----------------------------------

                                                                       EXHIBIT D

                            FORM OF NOTE GUARANTEE
                            ----------------------

         NOTE GUARANTEE, dated as of        ,     , made by             (the
"Guarantor"), the undersigned subsidiary of Ryder TRS, Inc., in favor of the Holders and the Trustee (as defined in the Indenture referred to below).

         Reference is made to the Indenture dated as of November 25, 1996 (as amended, restated, supplemented, modified or waived from time to time, the "Indenture"), between Ryder TRS, Inc. (the "Company") and the Trustee.

                             W I T N E S S E T H:

         WHEREAS, under the terms of the Indenture, the Guarantor is required to enter into this Guarantee;

         NOW, THEREFORE, in consideration of the promises therein, the Guarantor hereby agrees with and for the benefit of the Holders as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

         SECTION 1.01.  Defined Terms.  As used in this Guarantee, terms defined
                        -------------
in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders.

                                  ARTICLE II

                Representations and Warranties of the Guarantor
                -----------------------------------------------

         SECTION 2.01.  Representations and Warranties.  The Guarantor hereby
                        ------------------------------
represents and warrants to the Holders as follows:

          (a) Due Existence; Compliance.  The Guarantor is a corporation,
              -------------------------
limited partnership or other entity duly organized, validly existing and in good standing, where applicable, under the laws of the jurisdiction in which it was incorporated or organized and has all requisite power and authority under such laws to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and to execute, deliver and perform its obligations under this Guarantee. The Guarantor is duly qualified or licensed to do business as a foreign corporation or entity and is in good standing, where applicable, in all jurisdictions in which it owns or leases property, or in which the conduct of its business requires it to so qualify or be licensed, except to the extent that the failure to so qualify or be in good standing would have no material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Guarantor. The Guarantor is in compliance in all material respects with all applicable law, rules, regulations and orders.

          (b) Corporate Authorities; No Conflicts.  The execution, delivery and
              -----------------------------------
performance by the Guarantor of this Guarantee is within its corporate, limited partnership or other powers and has been duly authorized by all necessary corporate and stockholder approvals or partnership or other approvals and (i) does not contravene its organizational documents or any law, rule, regulation, judgment, order or decree applicable to or binding on the Guarantor and (ii) does not contravene, and will not result in the creation of any lien under, any provision of any contract, indenture, mortgage or agreement to which the Guarantor is a party, or by which it or any of its properties are bound, other than liens permitted under the Indenture.

          (c) Government Approvals and Authorizations.  No authorization or
              ---------------------------------------
approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by or enforcement against the Guarantor of this Guarantee (except such governmental approvals or authorizations as have been duly obtained or made and remain in full force and effect).

          (d) Legal, Valid and Binding.  This Guarantee is the legal, valid and
              ------------------------
binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

          (e) Immunities.  Neither the Guarantor nor its property has any
              ----------
immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under applicable law.

          (f) No Filing.  To ensure the legality, validity, enforceability or
              ---------
admissibility in evidence of this Guarantee in each of the jurisdictions in which the Guarantor is incorporated or organized and the State of Delaware or any other jurisdiction in which the Guarantor conducts business, it is not necessary that this Guarantee be filed or recorded with any court or other authority in such jurisdiction, or that any stamp or similar tax be paid on or with respect to this Guarantee, or, if such actions are necessary, they have been taken.

                                  ARTICLE III

                                   Guarantee
                                   ---------

          SECTION 3.01.  Guarantee.  The Guarantor hereby unconditionally and
                         ---------
irrevocably guarantees to each Holder of the Securities (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and
(b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article III notwithstanding any extension or renewal of any Obligation.

          The Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Securities or the Obligations. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under the Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement; or (d) the failure of any Holder to exercise any right or remedy against any other Guarantor of the Obligations.

          The Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the obligations.

          Except as otherwise provided herein, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under the Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

         The Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee or the Holders of a majority of the Securities (the "Majority Securityholders"), forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders.

         The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guarantied hereby until payment in full of all Obligations. The Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guarantied hereby may be accelerated for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guarantied hereby, and (y) in the event of any declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

         The Guarantor also agrees to pay any and all reasonable costs and expenses (including attorneys' fees) incurred by any Holder in enforcing any rights under this Section.

         SECTION 3.02.  Limitation on Liability. (a) Any term or provision of
                        -----------------------
this Guarantee to the contrary notwithstanding, the maximum aggregate amount of the Obligations guarantied hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guarantied without rendering this Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

         (b) This Guarantee shall terminate and be of no further force or effect upon the sale or other transfer (i) by the Guarantor of all or substantially all of its assets or (ii) by the Company of all of its stock or other equity interests in the Guarantor, to a Person that is not an Affiliate of the Company; provided, however, that such sale or transfer constitutes an Asset Disposition as defined in the Indenture. Upon notice to the Trustee that such a sale or transfer described in this clause 3.02(b) has occurred, the Trustee shall return the original Guarantee to the Guarantor.

         SECTION 3.03.  Successors and Assigns.  Subject to Section 3.02(b)
                        ----------------------
 hereof, this Article III shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Holders and, in the event of any transfer or assignment of rights by any Holder, the rights and privileges conferred upon that party in this Guarantee and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Guarantee.

         SECTION 3.04.  No Waiver, etc.  Neither a failure nor a delay on the
                        --------------
 part of the Holders or the Trustee in exercising any right, power or privilege under this Article III shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Holders and the Trustee herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article III or at law, in equity, by statute or otherwise.

          SECTION 3.05.  Modification, etc.  No modification, amendment or
                         -----------------
 waiver of any provision of this Article, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Securityholders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given. No notice to or demand on the Guarantor in any case shall entitle such Guarantor or any other guarantor to any other or further notice or demand in the same, similar or other circumstances.

                                  ARTICLE IV

                                 Subordination
                                 -------------

          SECTION 4.01.  Subordination.  Prior to the Subordination Termination
                         -------------
 Date, the Obligations of the Guarantor under this Guarantee are subordinate to the obligations of the Guarantor under any Guarantee of the Senior Credit Agreement and any other Senior Indebtedness of the Company to the extent and in the manner that the Indebtedness evidenced by the Securities is subordinate to the obligations of the Company under the Senior Credit Agreement and other Senior Indebtedness of the Company under Article 10 of the Indenture. By acceptance of this Guarantee, the Holders agree to be bound by the foregoing provisions. On and after the Subordination Termination Date, the subordination provided for in the first sentence of this Section 4.01 shall terminate and cease to be effective and the Obligations of the Guarantor under this Guarantee shall no longer be subordinated to any other obligations of the Guarantor.

                                   ARTICLE V

                                 Miscellaneous
                                 -------------

          SECTION 5.01.  Notices.  All notices and other communications
                         -------
pertaining to this Guarantee or any Security shall be in writing and shall be deemed to have been duly given upon the receipt thereof. Such notices shall be delivered by hand, or mailed, certified or registered mail with postage prepaid
(a) if to the Guarantor, at its address set forth below, and (b) if to the Holders or the Trustee, as provided in the Indenture.

          SECTION 5.02.  Parties.  Nothing expressed or mentioned in this
                         -------
Guarantee is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee and the holders of any Senior Indebtedness, any legal or equitable right, remedy or claim under or in respect of this Guarantee or any provision herein contained.

         SECTION 5.03.  Governing Law.  This Agreement shall be governed by the
                        -------------
laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

         SECTION 5.04.  Severability Clause.  In case any provision in this
                        -------------------
Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

         SECTION 5.05.  Waivers, Amendments and Remedies. The failure to insist
                        --------------------------------
in any one or more instances upon strict performance of any of the provisions of this Guarantee or to take advantage of any rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights, but the same shall continue and remain in full force and effect. Except as otherwise expressly limited in this Guarantee, all remedies under this Guarantee shall be cumulative and in addition to every other remedy provided for herein or by law.

           SECTION 5.06.  Entire Agreement.  This Guarantee is intended by the
                          ----------------
parties to be a final expression of their agreement in respect of the subject matter contained herein and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

           SECTION 5.07.  Headings.  The headings of the Articles and the
                          --------
sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.


           IN WITNESS WHEREOF, the Guarantor has duly executed this Guarantee as of the date first above written.

                              [NAME OF GUARANTOR],

                                  By
                                    ------------------------------
                                    Name:
                                    Title:
                                    Address: